As filed with the Securities and Exchange Commission on June 4, 2004

                                      Registration Statement No. 333-
                                                                      -------

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          TIMBERLAND BANCORP, INC.
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Washington                                           91-1863696
-----------------------------------------------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


624 Simpson Avenue, Hoquiam, Washington                     98550
-----------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip code)


                 Timberland Bank 401(k) Profit Sharing Plan
                Timberland Bancorp, Inc. 2003 Stock Option Plan
-----------------------------------------------------------------------------
                          (Full title of the plan)


       Dean J. Brydon                    John F. Breyer, Jr., Esquire
   Chief Financial Officer               Kristin M. Pechinsky, Esquire
   Timberland Bancorp, Inc.                  Breyer & Associates PC
     624 Simpson Avenue                 8180 Greensboro Drive, Suite 785
  Hoquiam, Washington 98550                   McLean, Virginia 22102
       (360) 533-4747                             (703) 883-1100
-----------------------------------------------------------------------------
       (Name, address and telephone number of agent for service)


                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of sec-                  Proposed maximum   Proposed maximum   Amount of
 urities to       Amount to      offering price        aggregate     registra-
be registered   be registered      per share (1)    offering price   tion fee
------------------------------------------------------------------------------
Common stock,
 $0.01 par value
 per share         250,000(2)         $22.47          $5,617,500      $  712
------------------------------------------------------------------------------
Common stock,
 $0.01 par value
 per share         150,000(3)         $22.47          $3,370,500      $  427
------------------------------------------------------------------------------
TOTAL              400,000            $22.47          $8,988,000      $1,139
------------------------------------------------------------------------------
(1) Estimated in accordance with Rule 457(h), calculated on the basis of $22.47 per share, the average of the high and low share prices of the registrant's common stock on the Nasdaq National Market on May 27, 2004.
(2) Estimated maximum aggregate number of shares of the registrant's common stock purchasable with employee and employer contributions under the Timberland Bank 401(k) Profit Sharing Plan during the next 36 months. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, as well as an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Timberland Bank 401(k) Profit Sharing Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.
(3) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Timberland Bancorp, Inc. 2003 Stock Option Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.

                                    PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Timberland Bank 401(k) Profit Sharing Plan or the Timberland Bancorp, Inc. 2003 Stock Option Plan, as applicable, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
-------

     The following documents previously or concurrently filed by Timberland Bancorp, Inc. (the "Registrant") and the Timberland Bank 401(k) Profit Sharing Plan (the "401(k) Plan") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (File No. 0-23333) filed pursuant to the Securities Exchange Act of 1934;

          (ii) the 401(k) Plan's Annual Report on Form 11-K for the fiscal year ended September 30, 2003 (File No. 0-23333) filed pursuant to the Securities Exchange Act of 1934;

     (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a)(i) above; and

     (c) the description of the Registrant's common stock, par value $0.01 per share, set forth in the Registrant's Registration Statement on Form 8-A, registering the Registrant's common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed as of November 11, 1997 and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.   Description of Securities
-------

          Not Applicable

Item 5.   Interests of Named Experts and Counsel
-------

          Not Applicable

Item 6.   Indemnification of Directors and Officers
-------

     Article XIV of the Registrant's Articles of Incorporation requires indemnification of any person who is or was a director, officer or agent of the Registrant and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was an agent of the Registrant, against expenses, judgments, fines and amounts paid in settlement and incurred by that person in connection with such action, suit or proceeding. However, this indemnity does not apply to: (a) acts or omissions finally adjudged to violate law; (b) conduct finally adjudged to violate Section 23B.08.310 (relating to unlawful distributions by the corporation) of the Revised Code of Washington ("RCW") or (c) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property or services to which that person was not legally entitled. Article XIV also provides for the authority to purchase insurance with respect thereto.

     The Revised Code of Washington provides for indemnification of directors, officers, employees and agents in certain circumstances. RCW 23B.08.510 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the director acted in good faith, (b) the director reasonably believed that the director's conduct was in the best interests of the corporation, or in certain instances, at least not opposed to its best interests and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. However, a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or
(b) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. RCW 23B.08.520 provides that unless limited by the articles of incorporation, a corporation must indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. RCW 23B.08.540 provides a mechanism for court-ordered indemnification.

     RCW 23B.08.530 provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (a) the director furnishes a written affirmation of the director's good faith belief that the director has met the standard of conduct described in RCW 23B.08.510 and (b) the director furnishes a written undertaking to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

     RCW 23B.08.570 provides that unless a corporation's articles of incorporation provide otherwise, (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540,
(2) the corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract. RCW 23B.08.580 provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the individual in that capacity, whether or not the corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or 23B.08.520.

Item 7.   Exemption From Registration Claimed
-------

          Not Applicable

Item 8.   Exhibits
-------

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit
Number      Description of Document
--------    -------------------------------------------------------------

4.1         Articles of Incorporation of the Registrant(1)


4.2         Bylaws of the Registrant(1)

4.3         Amendment to Bylaws of the Registrant(2)

4.4         Form of Certificate of Common Stock of the Registrant(1)

 5          Opinion of Breyer & Associates PC

23.1        Consent of McGladrey & Pullen, LLP

23.2 Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

 24 Power of attorney (contained in the signature page of the Registration Statement)

99.1        Timberland Bank 401(k) Profit Sharing Plan

99.2        Timberland Bancorp, Inc. 2003 Stock Option Plan(3)

---------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-35817), filed with the Commission on September 17, 1997, and incorporated herein by reference.
(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Definitive Annual Meeting Proxy Statement for the 2004 Annual Meeting of Shareholders, and incorporated herein by reference.

Item 9.   Undertakings
-------

     (a)  The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoquiam, State of Washington, on May 25, 2004.

                                   TIMBERLAND BANCORP, INC.



                                   By:/s/ Michael R. Sand
                                      -----------------------------------
                                      Michael R. Sand
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Michael R. Sand his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


Signature               Title                                    Date


/s/ Michael R. Sand     President and Chief Executive Officer    May 25, 2004
----------------------  and Director (Principal Executive
Michael R. Sand         Officer)


/s/ Clarence E. Hamre
----------------------  Chairman of the Board                    May 25, 2004
Clarence E. Hamre


/s/ Dean J. Brydon
----------------------  Chief Financial Officer                  May 25, 2004
Dean J. Brydon          (Principal Financial and Accounting
                        Officer)


/s/ Andrea M. Clinton
----------------------  Director                                 May 25, 2004
Andrea M. Clinton


/s/ Richard R. Morris, Jr.
----------------------  Director                                 May 25, 2004
Richard R. Morris, Jr.


/s/ David A. Smith
----------------------  Director                                 May 25, 2004
David A. Smith


/s/ Harold L. Warren
----------------------  Director                                 May 25, 2004
Harold L. Warren


/s/ Jon C. Parker
----------------------  Director                                 May 25, 2004

Jon C. Parker


/s/ James C. Mason
----------------------  Director                                 May 25, 2004
James C. Mason

/s/ Ronald A. Robbel
----------------------  Director                                 May 25, 2004
Ronald A. Robbel

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoquiam, State of Washington, on May 25, 2004.

                              TIMBERLAND BANK 401(k) PROFIT SHARING PLAN



                               By:/s/ Dean J. Brydon
                                  --------------------------------------
                                  Dean J. Brydon
                                  Administrator

                           TIMBERLAND BANCORP, INC.

                               EXHIBIT INDEX

Exhibit
Number       Description of Document
--------     ---------------------------------------------------

  4.1        Articles of Incorporation of the Registrant(1)

  4.2        Bylaws of the Registrant(1)

  4.3        Amendment to Bylaws of the Registrant(2)

  4.4        Form of Certificate of Common Stock of the Registrant(1)

   5         Opinion of Breyer & Associates PC

  23.1       Consent of McGladrey & Pullen, LLP

  23.2 Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

   24 Power of attorney (contained in the signature page of the Registration Statement)

  99.1       Timberland Bank 401(k) Profit Sharing Plan

  99.2       Timberland Bancorp, Inc. 2003 Stock Option Plan(3)

---------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-35817), filed with the Commission on September 17, 1997, and incorporated herein by reference.
(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and incorporated herein by reference.
(3) Filed as an exhibit to the Registrant's Definitive Annual Meeting Proxy Statement for the 2004 Annual Meeting of Shareholders, and incorporated herein by reference.

                                 Exhibit 5

                    Opinion of Breyer & Associates PC

                   [Letterhead of Breyer & Associates PC]



                              June 4, 2004



Board of Directors
Timberland Bancorp, Inc.
624 Simpson Avenue
Hoquiam, Washington 98550

Ladies and Gentlemen:

     We have acted as special counsel to Timberland Bancorp, Inc., a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.01 per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Timberland Bank 401(k) Profit Sharing Plan (the "401(k) Plan") and the Timberland Bancorp, Inc. 2003 Stock Option Plan (the "Option Plan" and with the 401(k) Plan, the "Plans"), pursuant to the grant or exercise of stock options ("Options"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

     We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plans, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to contributions made under the 401(k) Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to such contributions, (ii) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options,
(iii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally), (iv) no change occurs in applicable law or the pertinent facts, (v) the contributions are made in accordance with the terms of the Plan, (vi) the Options are exercised in accordance with the terms of the Plan and any separate agreement evidencing the grant of such Options pursuant to the Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (vii) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt by the Company of any

Board of Directors
Timberland Bancorp, Inc.
June 4, 2004
Page 2

consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                Sincerely,

                                /s/ Breyer & Associates PC

                                BREYER & ASSOCIATES PC

                                  Exhibit 23.1

                     Consent of McGladrey & Pullen, LLP

                        CONSENT OF INDEPENDENT AUDITORS



We consent to incorporation by reference in the Registration Statement on Form S-8 of Timberland Bancorp, Inc., relating to the Timberland Bank 401(k) Profit Sharing Plan and the Timberland Bancorp, Inc. 2003 Stock Option Plan, of our reports dated (i) November 12, 2003, relating to the consolidated balance sheets of Timberland Bancorp, Inc. and Subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, cash flows and comprehensive income for each of the three years in the period ended September 30, 2003, which report appears in the Timberland Bancorp, Inc. Annual Report on Form 10-K for the year ended September 30, 2003, and (ii) December 18, 2003, relating to the statements of net assets available for benefits of Timberland Bank 401(k) Profit Sharing Plan as of September 30, 2003 and 2002, and the related statement of changes in net assets available for benefits for the year ended September 30, 2003, which report appears in the Timberland Bank 401(k) Profit Sharing Plan Annual Report on Form 11-K for the year ended September 30, 2003.


/s/ McGladrey & Pullen, LLP

Tacoma, Washington
May 27, 2004

                                   Exhibit 99.1

                    Timberland Bank 401(k) Profit Sharing Plan

                                TIMBERLAND BANK
                           401(K) PROFIT SHARING PLAN

                            ADOPTION AGREEMENT #005
                  NONSTANDARDIZED 401(k) PROFIT SHARING PLAN

     The undersigned, Timberland Bank ("Employer"), by executing this Adoption Agreement, elects to establish a retirement plan and trust ("Plan") under the Actuarial Planning Group, Inc. (basic plan document #01). The Employer, subject to the Employer's Adoption Agreement elections, adopts fully the Prototype Plan and Trust provisions. This Adoption Agreement, the basic plan document and any attached appendices or addenda, constitute the Employer's entire plan and trust document. All section references within this Adoption Agreement are Adoption Agreement section references unless the Adoption Agreement or the context indicate otherwise. All article references are basic plan document and Adoption Agreement references as applicable. Numbers in parenthesis which follow headings are references to basic plan document sections. The Employer makes the following elections granted under the corresponding provisions of the basic plan document.

                                    ARTICLE I
                                   DEFINITIONS

1. PLAN (1.21). The name of the Plan as adopted by the Employer is Timberland Bank 401(k) Profit Sharing Plan.

2. TRUSTEE (1.33). The Trustee executing this Adoption Agreement is: (Choose one of (a), (b) or (c))

[ ]  (a)  A discretionary Trustee. See Plan Section 10.03[A].

[X]  (b)  A nondiscretionary Trustee. See Plan Section 10.03[B].

[ ]  (c)  A Trustee under a separate trust agreement. See Plan Section
          10.03[G].

3. EMPLOYEE (1.11). The following Employees are not eligible to participate in the Plan: (Choose (a) or one or more of (b) through (g) as applicable)

[ ]  (a)  No exclusions.

[X]  (b)  Collective bargaining Employees.

[ ]  (c)  Nonresident aliens.

[ ]  (d)  Leased Employees.

[ ]  (e)  Reclassified Employees.

[ ]  (f)  Classifications:             .
                           ------------

[ ]  (g)  Exclusions by types of contributions. The following classification(s) of Employees are not eligible for the specified
          contributions               :
                        --------------

               Employee classification:
                                        -----------------
               Contribution type:
                                  ------------------

4. COMPENSATION (1.07). The Employer makes the following election(s) regarding the definition of Compensation for purposes of the contribution allocation formula under Article III: (Choose one of (a), (b) or (c))

[ ]  (a)  W-2 wages increased by Elective Contributions.

[ ] (b) Code Section 3401(a) federal income tax withholding wages increased by
          Elective Contributions.

[X]  (c)  415 compensation.

[Note: Each of the Compensation definitions in (a), (b) and (c) include Elective Contributions. See Plan Section 1.07(D). To exclude Elective Contributions, the Employer must elect (g).]

Compensation taken into account. For the Plan Year in which an Employee first becomes a Participant, the Plan Administrator will determine the allocation of Employer contributions (excluding deferral contributions) by taking into account: (Choose one of (d) or (e))

[ ]  (d)  Plan Year. The Employee's Compensation for the entire Plan Year.

[X] (e) Compensation while a Participant. The Employee's Compensation only for the portion of the Plan Year in which the Employee actually is a Participant.

Modifications to Compensation definition. The Employer elects to modify the Compensation definition elected in (a), (b) or (c) as follows. (Choose one or more of (f) through (n) as applicable. If the Employer elects to allocate its nonelective contribution under Plan Section 3.04 using permitted disparity,
(i), (j), (k) and (l) do not apply):

[ ] (f) Fringe benefits. The Plan excludes all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

[ ]  (g)  Elective Contributions. The Plan excludes a Participant's Elective
          Contributions. See Plan Section 1.07(D).

[ ]  (h)  Exclusion. The Plan excludes Compensation in excess of:           .
                                                                 -----------

[ ]  (i)  Bonuses. The Plan excludes bonuses.

[ ]  (j)  Overtime. The Plan excludes overtime.

[ ]  (k)  Commissions. The Plan excludes commissions.

[X] (l) Nonelective contributions. The following modifications apply to the definition of Compensation for nonelective contributions:
          Compensation excludes amounts realized from the "Management Recognition Program."

[ ]  (m)  Deferral contributions. The following modifications apply to the
          definition of Compensation for deferral contributions:           .
                                                                -----------

[ ]  (n)  Matching contributions. The following modifications apply to the
          definition of Compensation for matching contributions:             .
                                                                -------------

5. PLAN YEAR/LIMITATION YEAR (1.24). Plan Year and Limitation Year mean the 12-consecutive month period (except for a short Plan Year) ending every:
(Choose (a) or (b). Choose (c) if applicable)

[ ]  (a)  December 31.

[X]  (b)  Other: September 30.

[ ]  (c)  Short Plan Year: commencing on:         and ending on:          .
                                         ---------              ----------

6. EFFECTIVE DATE (1.10). The Employer's adoption of the Plan is a: (Choose one of (a) or (b))

[ ]  (a)  New Plan. The Effective Date of the Plan is:               .
                                                       --------------

[X]  (b)  Restated Plan. The restated Effective Date is:  October 1, 1997.

     This Plan is an amendment and restatement of an existing retirement plan(s) originally established effective as of: December 4, 1970.

7. HOUR OF SERVICE/ELAPSED TIME METHOD (1.15). The crediting method for Hours of Service is: (Choose one or more of (a) through (d) as applicable)

[X]  (a)  Actual Method. See Plan Section 1.15(B).

[ ]  (b)  Equivalency Method. The Equivalency Method is:              .
                                                        --------------
          [Note: Insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."] See Plan Section 1.15(C).

[ ]  (c)  Combination Method. In lieu of the Equivalency Method specified in
          (b), the Actual Method applies for purposes of:                 .
                                                          ----------------

[ ]  (d)  Elapsed Time Method. In lieu of crediting Hours of Service, the
          Elapsed Time Method applies for purposes of crediting Service for:
          (Choose one or more of (1), (2) or (3) as applicable)

     [ ]  (1)  Eligibility under Article II.

     [ ]  (2)  Vesting under Article V.

     [ ]  (3)  Contribution allocations under Article III.

8. PREDECESSOR EMPLOYER SERVICE (1.30). In addition to the predecessor service the Plan must credit by reason of Section 1.30 of the Plan, the Plan credits as Service under this Plan service with the following predecessor
employer(s):                 .
             ----------------

[Note: If the Plan does not credit any additional predecessor service under this Section 1.30, insert "N/A" in the blank line. The Employer also may elect to credit predecessor service with specified Participating Employers only. See the Participation Agreement.] Service with the designated predecessor employer(s) applies: (Choose one or more of (a) through (d) as applicable)

[ ] (a) Eligibility. For eligibility under Article II. See Plan Section 1.30 for time of Plan entry.

[ ]  (b)  Vesting. For vesting under Article V.

[ ]  (c)  Contribution allocation. For contribution allocations under Article
          III.

[ ]  (d)  Exceptions. Except for the following Service:

                                ARTICLE II
                        ELIGIBILITY REQUIREMENTS

9.   ELIGIBILITY (2.01)

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose one or more of (a) through (e) as applicable) [Note: If the Employer does not elect (c), the Employer's elections under (a) and (b) apply to all types of contributions. The Employer as to deferral contributions may not elect (b)(2) and may not elect more than 12 months in (b)(4) and (b)(5).]

[X]  (a)  Age. Attainment of age 21 (not to exceed age 21).

[X]  (b)  Service. Service requirement. (Choose one of (1) through (5))

     [X]  (1)  One Year of Service.

     [ ]  (2)  Two Years of Service, without an intervening Break in Service.
               See Plan Section 2.03(A).

     [ ] (3) One Hour of Service (immediate completion of Service requirement). The Employee satisfies the Service requirement on his/her Employment Commencement Date.

     [ ]  (4)         months (not exceeding 24).
               ------

     [ ]  (5)  An Employee must complete       Hours of Service within the
                                         ------
               the        time period following the Employee's Employment
                  --------
               Commencement Date. If an Employee does not complete the stated
               Hours of Service during the specified time period (if any), the Employee is subject to the One Year of Service requirement.
               [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert "N/A" in the second blank line.]

[ ] (c) Alternative 401(k)/401(m) eligibility conditions. In lieu of the elections in (a) and (b), the Employer elects the following eligibility conditions for the following types of contributions:
          (Choose (1) or (2) or both if the Employer wishes to impose less restrictive eligibility conditions for deferral/Employee contributions or for matching contributions)

     (1)  [ ]  Deferral/Employee contributions: (Choose one of a. through d.
                Choose e. if applicable)

      a.  [ ]  One Year of Service
      b.  [ ]  One Hour of Service (immediate completion of Service requirement)
      c.  [ ]         months (not exceeding 12)
               ------
      d.  [ ]  An Employee must complete         Hours of Service within the
                                         --------
                      time period following an Employee's Employment
               -------
               Commencement Date. If an Employee does not complete the stated
               Hours of Service during the specified time period (if any), the
               Employee is subject to the One Year of Service requirement.
               [Note: The number of hours may not exceed 1,000 and the time period may not exceed 12 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert "N/A" in the second blank
               line.]
      e.  [ ]  Age              (not exceeding age 21)
                   -------------

     (2) [ ] Matching contributions: (Choose one of f. through i. Choose j. if applicable)

      f.  [ ]  One Year of Service

      g.  [ ]  One Hour of Service (immediate completion of Service requirement)
      h.  [ ]            months (not exceeding 24)
               ----------
      i.  [ ]  An Employee must complete              Hours of Service within
                                        --------------
               the           time period following an  Employee's Employment
                  -----------
               Commencement Date. If an Employee does not complete the stated
               Hours of Service during the specified time period (if any), the
               Employee is subject to the One Year of Service requirement.
               [Note: The number of hours may not exceed 1,000 and the time period may not exceed 24 months. If the Plan does not require the Employee to satisfy the Hours of Service requirement within a specified time period, insert "N/A" in the second blank
               line.]
      j.  [ ]  Age              (not exceeding age 21)
                  --------------

[ ]  (d)  Service requirements:             .
                               -------------
          [Note: Any Service requirement the Employer elects in (d) must be available under other Adoption Agreement elections or a combination thereof.]

[ ]  (e)  Dual eligibility. The eligibility conditions of this Section 2.01
          apply solely to an Employee employed by the Employer after       .
                                                                    -------
          If the Employee was employed by the Employer by the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee's Employment Commencement Date; or (iv) on the date the
          Employee attains age       (not exceeding age 21).
                               ------

Plan Entry Date. "Plan Entry Date" means the Effective Date and: (Choose one of (f) through (j). Choose (k) if applicable) [Note: If the Employer does not elect (k), the elections under (f) through (j) apply to all types of contributions. The Employer must elect at least one Entry Date per Plan Year.]

[ ] (f) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

[ ]  (g)  The first day of the Plan Year.

[ ]  (h)  Employment Commencement Date (immediate eligibility).

[X] (i) The first day of each: Plan Year quarter (e.g., "Plan Year quarter").

[ ]  (j)  The following Plan Entry Dates:             .
                                         -------------

[ ]  (k)  Alternative 401(k)/401(m) Plan Entry Date(s). For the alternative
          401(k)/401(m) eligibility conditions under (c), Plan Entry Date means: (Choose (1) or (2) or both as applicable)

   (1) [ ] Deferral/Employee contributions   (2) [ ] Matching contributions
            (Choose one of a. through d.)        (Choose one of e. through h.)

        a. [ ] Semi-annual Entry Dates        e. [ ] Semi-annual Entry Dates
        b. [ ] The first day of the Plan      f. [ ] The first day of the Plan
               Year                                  Year
        c. [ ] Employment Commencement Date   g. [ ] Employment Commencement
               (immediate eligibility)               Date
                                                     (immediate eligibility)
        d. [ ] The first day of each:         h. [ ] The first day of each:
                                     -------                              ----


Time of participation. An Employee will become a Participant, unless excluded under Section 1.11, on the Plan Entry Date (if employed on that date): (Choose one of (l), (m) or (n). Choose (o) if applicable): [Note: If the Employer does not elect (o), the election under (l), (m) or (n) applies to all types of contributions.]

[X]  (l)  Immediately following or coincident with

[ ]  (m)  Immediately preceding or coincident with

[ ]  (n)  Nearest

[ ] (o) Alternative 401(k)/401(m) election(s): (Choose (1) or (2) or both as applicable)

     (1)  [ ]  Deferral contributions   (2)   [ ] Matching contributions
                                                  (Choose one of b., c. or d.)

          a. [ ] Immediately following     b. [ ] Immediately following
                 or coincident with               or coincident with
                                           c. [ ] Immediately preceding
                                           d. [ ] Nearest

the date the Employee completes the eligibility conditions described in this
Section 2.01 [Note: Unless otherwise excluded under Section 1.11, an Employee must become a Participant by the earlier of: (1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code Section 410(a); or (2) 6 months after the date the Employee completes those requirements.]

10. YEAR OF SERVICE - ELIGIBILITY (2.02). (Choose (a) and (b) as applicable): [Note: If the Employer does not elect a Year of Service condition or elects the Elapsed Time Method, the Employer should not complete (a) or
(b).]

[X] (a) Year of Service. An Employee must complete 1,000 Hour(s) of Service during an eligibility computation period to receive credit for a Year of Service under Article II: [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

[X] (b) Eligibility computation period. After the initial eligibility computation period described in Plan Section 2.02, the Plan measures the eligibility computation period as: (Choose one of (1) or (2))

      [X] (1) The Plan Year beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

      [ ] (2) The 12-consecutive month period beginning with each anniversary of the Employee's Employment Commencement Date.

11. PARTICIPATION - BREAK IN SERVICE (2.03). The one year hold-out rule described in Plan Section 2.03(B): (Choose one of (a), (b) or (c))

[X]  (a)  Not applicable. Does not apply to the Plan.

[ ]  (b)  Applicable. Applies to the Plan and to all Participants.

[ ] (c) Limited application. Applies to the Plan, but only to a Participant who has incurred a Separation from Service.

12.   ELECTION NOT TO PARTICIPATE (2.06). The Plan: (Choose one of (a) or (b))

[X] (a) Election not permitted. Does not permit an eligible Employee to elect not to participate.

[ ] (b) Irrevocable election. Permits an Employee to elect not to participate if the Employee makes a one-time irrevocable election prior to the Employee's Plan Entry Date.

                                  ARTICLE III
          EMPLOYER CONTRIBUTIONS, DEFERRAL CONTRIBUTIONS AND FORFEITURES

13. AMOUNT AND TYPE (3.01). The amount and type(s) of the Employer's contribution to the Trust for a Plan Year or other specified period will equal: (Choose one or more of (a) through (f) as applicable)

[X] (a) Deferral contributions (401(k) arrangement). The dollar or percentage amount by which each Participant has elected to reduce his/her Compensation, as provided in the Participant's salary reduction agreement and in accordance with Section 3.02.

[ ] (b) Matching contributions (other than safe harbor matching contributions under Section 3.01(d)). The matching contributions made in accordance with Section 3.03.

[X] (c) Nonelective contributions (profit sharing). The following nonelective contribution (Choose (1) or (2) or both as applicable):
          [Note: The Employer may designate as a qualified nonelective contribution, all or any portion of its nonelective contribution. See Plan Section 3.04(F).]

    [X] (1) Discretionary. An amount the Employer in its sole discretion may determine.

    [ ]  (2)  Fixed. The following amount:
                                          -----------

[X] (d) 401(k) safe harbor contributions. The following 401(k) safe harbor contributions described in Plan Section 14.02(D): (Choose one of (1), (2) or (3). Choose (4), if applicable)

    [X] (1) Safe harbor nonelective contribution. The safe harbor nonelective contribution equals 3% of a Participant's Compensation [Note: the amount in the blank must be at least 3%.].

    [ ]  (2)  Basic safe harbor matching contribution. A matching contribution equal to 100% of each Participant's deferral contributions not exceeding 3% of the Participant's Compensation, plus 50% of each Participant's deferral contributions in excess of 3% but not in excess of 5% of the Participant's Compensation. For this
              purpose, "Compensation" means Compensation for:             .
                                                             -------------
              [Note: The Employer must complete the blank line with the applicable time period for computing the Employer's basic safe harbor match, such as "each payroll period," "each month," "each Plan Year quarter" or "the Plan Year".]

    [ ] (3) Enhanced safe harbor matching contribution. (Choose one of a. or b.).

          [ ] a. Uniform percentage. An amount equal to         % of each
                                                        --------
                 Participant's deferral contributions not exceeding         %
                                                                    --------
                 of the Participant's Compensation. For this purpose,
                 Compensation" means Compensation for:         . [See the Note
                                                       --------
                 in (d)(2).]

          [ ] b. Tiered formula. An amount equal to the specified matching percentage for the corresponding level of each Participant's deferral contribution percentage. For this purpose,
                 "Compensation" means Compensation for:             . [See
                                                       --------------
                 the Note in (d)(2).]

         Deferral Contribution Percentage            Matching Percentage
         --------------------------------            -------------------

                  ------------                         ------------

                  ------------                         ------------

                  ------------                         ------------

[Note: The matching percentage may not increase as the deferral contribution percentage increases and the enhanced matching formula otherwise must satisfy the requirements of Code Section Section 401(k)(12)(B)(ii) and (iii). If the Employer wishes to avoid ACP testing on its enhanced safe harbor matching contribution, the Employer also must limit deferral contributions taken into account (the "Deferral Contribution Percentage") for the matching contribution to 6% of Plan Year Compensation.]

    [ ]  (4)  Another plan. The Employer will satisfy the 401(k) safe harbor
              contribution in the following plan:             .
                                                  ------------

[ ] (e) Davis-Bacon contributions. The amount(s) specified for the applicable Plan Year or other applicable period in the Employer's Davis-Bacon contract(s). The Employer will make a contribution only to Participants covered by the contract and only with respect to Compensation paid under the contract. If the Participant accrues an allocation of nonelective contributions (including forfeitures) under the Plan in addition to the Davis-Bacon contribution, the Plan Administrator will: (Choose one of (1) or (2))

    [ ] (1) Not reduce the Participant's nonelective contribution allocation by the Davis-Bacon contribution.

    [ ] (2) Reduce the Participant's nonelective contribution allocation by the Davis-Bacon contribution.

[ ]  (f)  Frozen Plan. This Plan is a frozen Plan effective:             . For
                                                            -------------
          any period following the specified date, the Employer will not contribute to the Plan, a Participant may not contribute and an otherwise eligible Employee will not become a Participant in the Plan.

14. DEFERRAL CONTRIBUTIONS (3.02). The following limitations and terms apply to an Employee's deferral contributions: (If the Employer elects Section 3.01(a), the Employer must elect (a). Choose (b) or (c) as applicable)

[X] (a) Limitation on amount. An Employee's deferral contributions are subject to the following limitation(s) in addition to those imposed by the Code: (Choose (1), (2) or (3) as applicable)

    [ ]  (1)  Maximum deferral amount:             .
                                      -------------

    [ ]  (2)  Minimum deferral amount:             .
                                      -------------

    [X]  (3)  No limitations.

For the Plan Year in which an Employee first becomes a Participant, the Plan Administrator will apply any percentage limitation the Employer elects in (1) or (2) to the Employee's Compensation: (Choose one of (4) or (5) unless the Employer elects (3))

    [ ] (4) Only for the portion of the Plan Year in which the Employee actually is a Participant.

    [ ]  (5)  For the entire Plan Year.

[ ]  (b)  Negative deferral election. The Employer will withhold    % from the
                                                                 ---
          Participant's Compensation unless the Participant elects a lesser percentage (including zero) under his/her salary reduction agreement. See Plan Section 14.02(C). The negative election will apply to: (Choose one of (1) or (2))

    [ ]  (1)  All Participants who have not deferred at least the automatic
              deferral amount as of:             .
                                    -------------

    [ ] (2) Each Employee whose Plan Entry Date is on or following the negative election effective date.

[ ] (c) Cash or deferred contributions. For each Plan Year for which the Employer makes a designated cash or deferred contribution under Plan
          Section 14.02(B), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the 402(g) limitation) of his/her proportionate share of that cash or deferred contribution: (Choose one of (1) or (2))

     [ ]  (1)  All or any portion.           [   ]     (2)       %.
                                                           ------

Modification/revocation of salary reduction agreement. A Participant prospectively may modify or revoke a salary reduction agreement, or may file a new salary reduction agreement following a prior revocation, at least once per Plan Year or during any election period specified by the basic plan document or required by the Internal Revenue Service. The Plan Administrator also may provide for more frequent elections in the Plan's salary reduction agreement form.

15. MATCHING CONTRIBUTIONS (INCLUDING ADDITIONAL SAFE HARBOR MATCH UNDER PLAN SECTION 14.02(D)(3)) (3.03). The Employer matching contribution is: (If the Employer elects Section 3.01(b), the Employer must elect one or more of
(a), (b) or (c) as applicable. Choose (d) if applicable)

[ ]  (a)  Fixed formula. An amount equal to         % of each Participant's
                                            --------
          deferral contributions.

[ ] (b) Discretionary formula. An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's deferral contributions. The Employer, in its sole discretion, may designate as a qualified matching contribution, all or any portion of its discretionary matching contribution. The portion of the Employer's discretionary matching contribution for a Plan Year not designated as a qualified matching contribution is a regular matching contribution.

[ ] (c) Multiple level formula. An amount equal to the following percentages for each level of the Participant's deferral contributions. [Note:
          The matching percentage only will apply to deferral contributions in excess of the previous level and not in excess of the stated deferral contribution percentage.]

               Deferral Contributions            Matching Percentage
               ----------------------            -------------------

                    ------------                    ------------

                    ------------                    ------------

                    ------------                    ------------

[ ]  (d)  Related Employers. If two or more Related Employers contribute to this Plan, the Plan Administrator will allocate matching contributions and matching contribution forfeitures only to the Participants directly employed by the contributing Employer. The matching contribution formula for the other Related Employer(s) is:
                  . [Note: If the Employer does not elect (d), the Plan
          --------
          Administrator will allocate all matching contributions and matching forfeitures without regard to which contributing Related Employer directly employs the Participant.]

Time period for matching contributions. The Employer will determine its matching contribution based on deferral contributions made during each:
(Choose one of (e) through (h))

[ ]  (e)  Plan Year.


[ ]  (f)  Plan Year quarter.

[ ]  (g)  Payroll period.

[ ]  (h)  Alternative time period:             . [Note: Any alternative time
                                    -----------
          period the Employer elects in (h) must be the same for all Participants and may not exceed the Plan Year.]

Deferral contributions taken into account. In determining a Participant's deferral contributions taken into account for the above-specified time period under the matching contribution formula, the following limitations apply:
(Choose one of (i), (j) or (k))

[ ] (i) All deferral contributions. The Plan Administrator will take into account all deferral contributions.

[ ]  (j)  Specific limitation. The Plan Administrator will disregard deferral
          contributions exceeding         % of the Participant's Compensation.
                                  --------
          [Note: To avoid the ACP test in a safe harbor 401(k) plan, the Employer must limit deferrals and Employee contributions which are subject to match to 6% of Plan Year Compensation.]

[ ] (k) Discretionary. The Plan Administrator will take into account the deferral contributions as a percentage of the Participant's Compensation as the Employer determines.

Other matching contribution requirements. The matching contribution formula is subject to the following additional requirements: (Choose (l) or (m) or both if applicable)

[ ] (l) Matching contribution limits. A Participant's matching contributions may not exceed: (Choose one of (1) or (2))

    [ ]  (1)                . [Note: The Employer may elect (1) to place an
              --------------
              overall dollar or percentage limit on matching contributions.]

    [ ] (2) 4% of a Participant's Compensation for the Plan Year under the discretionary matching contribution formula. [Note: The Employer must elect (2) if it elects a discretionary matching formula with the safe harbor 401(k) contribution formula and wishes to avoid the ACP test.]

[ ]  (m)  Qualified matching contributions. The Plan Administrator will allocate as qualified matching contributions, the matching
          contributions specified in Adoption Agreement Section:             .
                                                                 ------------
          The Plan Administrator will allocate all other matching contributions as regular matching contributions. [Note: If the Employer elects two matching formulas, the Employer may use (m) to designate one of the formulas as a qualified matching contribution.]

16.   CONTRIBUTION ALLOCATION (3.04).

Employer nonelective contributions (3.04(A)).The Plan Administrator will allocate the Employer's nonelective contribution under the following contribution allocation formula: (Choose one of (a), (b) or (c). Choose (d) if applicable)

[X]  (a)  Nonintegrated (pro rata) allocation formula.

[ ] (b) Permitted disparity. The following permitted disparity formula and definitions apply to the Plan: (Choose one of (1) or (2). Also choose (3))

    [ ]  (1)  Two-tiered allocation formula.

    [ ]  (2)  Four-tiered allocation formula.

    [ ]  (3)  For purposes of Section 3.04(b), "Excess Compensation" means
              Compensation in excess of: (Choose one of a. or b.)

          [ ] a.     % of the taxable wage base in effect on the first day of
                 ----
                 the Plan Year, rounded to the next highest $         (not
                                                             ---------
                 exceeding the taxable wage base).

          [ ] b. The following integration level:             .
                                                  ------------
                 [Note: The integration level cannot exceed the taxable wage base in effect for the Plan Year for which this Adoption Agreement first is effective.]

[ ] (c) Uniform points allocation formula. Under the uniform points allocation formula, a Participant receives: (Choose (1) or both (1) and (2) as applicable)

    [ ]  (1)     point(s) for each Year of Service. Year of Service means:   .
              ---                                                        ----

    [ ]  (2)  One point for each $         [not to exceed $200] increment of
                                  --------
              Plan Year Compensation.

[ ] (d) Incorporation of contribution formula. The Plan Administrator will allocate the Employer's nonelective contribution under Section(s) 3.01(c)(2), (d)(1) or (e) in accordance with the contribution formula adopted by the Employer under that Section.

Qualified nonelective contributions. (3.04(F)). The Plan Administrator will allocate the Employer's qualified nonelective contributions to: (Choose one of (e) or (f))

[ ]  (e)  Nonhighly compensated Employees only.

[ ]  (f)  All Participants.

Related Employers. (Choose (g) if applicable)

[ ]  (g)  Allocate only to directly employed Participants. If two or more
          Related Employers adopt this Plan, the Plan Administrator will allocate all nonelective contributions and forfeitures attributable to nonelective contributions only to the Participants directly employed by the contributing Employer. If a Participant receives Compensation from more than one contributing Employer, the Plan Administrator will determine the allocations under this Section 3.04 by prorating the Participant's Compensation between or among the participating Related Employers. [Note: If the Employer does not elect 3.04(g), the Plan Administrator will allocate all nonelective contributions and forfeitures without regard to which contributing Related Employer directly employs the Participant. The Employer may not elect 3.04(g) under a safe harbor 401(k) Plan.]

17. FORFEITURE ALLOCATION (3.05). The Plan Administrator will allocate a Participant forfeiture: (Choose one or more of (a), (b) or (c) as applicable) [Note: Even if the Employer elects immediate vesting, the Employer should complete Section 3.05. See Plan Section 9.11.]

[ ] (a) Matching contribution forfeitures. To the extent attributable to matching contributions: (Choose one of (1) through (4))

    [ ]  (1)  As a discretionary matching contribution.

    [ ]  (2)  To reduce matching contributions.

    [ ]  (3)  As a discretionary nonelective contribution.

    [ ]  (4)  To reduce nonelective contributions.

[X] (b) Nonelective contribution forfeitures. To the extent attributable to Employer nonelective contributions: (Choose one of (1) through (4))

    [X]  (1)  As a discretionary nonelective contribution.

    [ ]  (2)  To reduce nonelective contributions.

    [ ]  (3)  As a discretionary matching contribution.

    [ ]  (4)  To reduce matching contributions.

[ ] (c) Reduce administrative expenses. First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year and then allocate any remaining forfeitures in the manner described in Sections 3.05(a) or (b) as applicable.

Timing of forfeiture allocation. The Plan Administrator will allocate forfeitures under Section 3.05 in the Plan Year: (Choose one of (d) or (e))

[X]  (d)  In which the forfeiture occurs.

[ ]  (e)  Immediately following the Plan Year in which the forfeiture occurs.

18.   ALLOCATION CONDITIONS (3.06).

Allocation conditions. The Plan does not apply any allocation conditions to deferral contributions, 401(k) safe harbor contributions (under Section 3.01(d)) or to Davis-Bacon contributions (except as the Davis-Bacon contract provides). To receive an allocation of matching contributions, nonelective contributions, qualified nonelective contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s): (Choose one or more of (a) through (i) as applicable)

[ ]  (a)  Hours of Service condition. The Participant must complete at least the specified number of Hours of Service (not exceeding 1,000)
          during the Plan Year:             .
                               -------------

[ ] (b) Employment condition. The Participant must be employed by the Employer on the last day of the (designate time period).

[ ]  (c)  No allocation conditions.

[ ]  (d)  Elapsed Time Method. The Participant must complete at least the specified number (not exceeding 182) of consecutive calendar days of
          employment with the Employer during the Plan Year:             .
                                                             ------------

[X]  (e)  Termination of Service/501 Hours of Service coverage rule. The
          Participant either must be employed by the Employer on the last day of the Plan Year or must complete at least 501 Hours of Service during the Plan Year. If the Plan uses the Elapsed Time Method of crediting Service, the Participant must complete at least 91 consecutive calendar days of employment with the Employer during the Plan Year.

[ ]  (f)  Special allocation conditions for matching contributions. The
          Participant must complete at least              Hours of Service
                                             ------------
          during the              (designate time period) for the matching
                     ------------
          contributions made for that time period.

[ ]  (g)  Death, Disability or Normal Retirement Age. Any condition specified
          in Section 3.06              applies if the Participant incurs a
                          -------------
          Separation from Service during the Plan Year on account of:
                                                                     ---------
          (e.g., death, Disability or Normal Retirement Age).

[ ] (h) Suspension of allocation conditions for coverage. The suspension of allocation conditions of Plan Section 3.06(E) applies to the Plan.

[ ]  (i)  Limited allocation conditions. The Plan does not impose an allocation condition for the following types of contributions:
                  . [Note: Any election to limit the Plan's allocation
          --------
          conditions to certain contributions must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

                                   ARTICLE IV
                           PARTICIPANT CONTRIBUTIONS

19. EMPLOYEE (AFTER TAX) CONTRIBUTIONS (4.02). The following elections apply to Employee contributions: (Choose one of (a) or (b). Choose (c) if applicable)

[X]  (a)  Not permitted. The Plan does not permit Employee contributions.

[ ]  (b)  Permitted. The Plan permits Employee contributions subject to the
          following limitations:             .
                                 ------------
          [Note: Any designated limitation(s) must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

[ ]  (c)  Matching contribution. For each Plan Year, the Employer's matching
          contribution made with respect to Employee contributions is:      .
                                                                      ------

                                    ARTICLE V
                              VESTING REQUIREMENTS

20. NORMAL/EARLY RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age (or Early Retirement Age, if applicable) under the Plan on the following date: (Choose one of (a) or (b). Choose (c) if applicable)

[X] (a) Specific age. The date the Participant attains age 65. [Note: The age may not exceed age 65.]

[ ]  (b)  Age/participation. The later of the date the Participant attains
                                                                          ----
          years of age or the         anniversary of the first day of the Plan
                              --------
          Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.]

[ ]  (c)  Early Retirement Age. Early Retirement Age is the later of: (i) the
          date a Participant attains age              or (ii) the date a
                                         ------------
          Participant reaches his/her              anniversary of the first
                                      ------------
          day of the Plan Year in which the Participant commenced participation in the Plan.

21. PARTICIPANT'S DEATH OR DISABILITY (5.02). The 100% vesting rule under Plan Section 5.02 does not apply to: (Choose (a) or (b) or both as applicable)

[ ]  (a)  Death.


[ ]  (b)  Disability.

22. VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her deferral contributions, qualified nonelective contributions, qualified matching contributions, 401(k) safe harbor contributions and Davis-Bacon contributions (unless otherwise indicated in (f)). The following vesting schedule applies to Employer regular matching contributions and to Employer nonelective contributions: (Choose (a) or choose one or more of (b) through (f) as applicable)

[ ] (a) Immediate vesting. 100% Vested at all times. [Note: The Employer must elect (a) if the Service condition under Section 2.01 exceeds One Year of Service or more than twelve months.]

[X]  (b)  Top-heavy vesting schedules. [Note: The Employer must choose one of
          (b)(1), (2) or (3) if it does not elect (a).]

    [ ] (1) 6-year graded as specified        [X]  (3)  Modified top-heavy
            in the Plan.                                schedule
    [ ] (2) 3-year cliff as specified
            in the Plan.

                                            Years of          Vested
                                             Service         Percentage
                                            --------         ----------

                                           Less than 1           0%

                                                1               10%

                                                2               20%

                                                3               40%

                                                4               60%

                                                5               80%

                                            6 or more          100%

[ ] (c) Non-top-heavy vesting schedules. [Note: The Employer may elect one of (c)(1), (2) or (3) in addition to (b).]

    [ ]  (1) 7-year graded as specified     [ ]  (3)  Modified non-top-heavy
             in the Plan.                             schedule
    [ ]  (2) 5-year cliff as specified
             in the Plan.

                                            Years of          Vested
                                             Service         Percentage
                                            --------         ----------

                                           Less than 1             %
                                                                ---
                                                1                  %
                                                                ---
                                                2                  %
                                                                ---
                                                3                  %
                                                                ---
                                                4                  %
                                                                ---
                                                5                  %
                                                                ---
                                                6                  %
                                                                ---

                                            7 or more          100%

If the Employer does not elect (c), the vesting schedule elected in (b) applies to all Plan Years. [Note: The modified top-heavy schedule of (b)(3) must satisfy Code Section 416. If the Employer elects (c)(3), the modified non-top-heavy schedule must satisfy Code Section 411(a)(2).]

[ ] (d) Separate vesting election for regular matching contributions. In lieu of the election under (a), (b) or (c), the following vesting schedule applies to a Participant's regular matching contributions:
          (Choose one of (1) or (2))

    [ ]  (1)  100% Vested at all times.

    [ ]  (2)  Regular matching vesting schedule:             .
                                                 ------------
              [Note: The vesting schedule completed under (d)(2) must comply with Code Section 411(a)(4).]

[ ] (e) Application of top-heavy schedule. The non-top-heavy schedule elected under (c) applies in all Plan Years in which the Plan is not a top-heavy plan. [Note: If the Employer does not elect (e), the top-heavy vesting schedule will apply for the first Plan Year in which the Plan is top-heavy and then in all subsequent Plan Years.]

[ ]  (f)  Special vesting provisions:            . [Note: Any special vesting
                                     ------------
          provision must satisfy Code Section 411(a). Any special vesting provision must be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code Section 401(a)(4).]

23. YEAR OF SERVICE - VESTING (5.06). (Choose (a) and (b)): [Note: If the Employer elects the Elapsed Time Method or elects immediate vesting, the Employer should not complete (a) or (b).]

[X]  (a)  Year of Service. An Employee must complete at least 1,000 Hours of
          Service during a vesting computation period to receive credit for a Year of Service under Article V. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000.]

[X] (b) Vesting computation period. The Plan measures a Year of Service on the basis of the following 12-consecutive month period: (Choose one of (1) or (2))

    [X]  (1)  Plan Year.

    [ ]  (2)  Employment year (anniversary of Employment Commencement Date).

24. EXCLUDED YEARS OF SERVICE - VESTING (5.08). The Plan excludes the following Years of Service for purposes of vesting: (Choose (a) or choose one or more of (b) through (f) as applicable)

[X]  (a)  None. None other than as specified in Plan Section 5.08(a).

[ ] (b) Age 18. Any Year of Service before the Year of Service during which the Participant attained the age of 18.

[ ] (c) Prior to Plan establishment. Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

[ ] (d) Parity Break in Service. Any Year of Service excluded under the rule of parity. See Plan Section 5.10.

[ ] (e) Prior Plan terms. Any Year of Service disregarded under the terms of the Plan as in effect prior to this restated Plan.

[ ]  (f)  Additional exclusions. Any Year of Service before:              .
                                                            --------------
          [Note: Any exclusion specified under (f) must comply with Code
          Section 411(a)(4). Any exclusion must be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code Section 401(a)(4). If the Employer elects immediate vesting,
          the Employer should not complete Section 5.08.]

                                  ARTICLE VI
                        DISTRIBUTION OF ACCOUNT BALANCE

25. TIME OF PAYMENT OF ACCOUNT BALANCE (6.01). The following time of distribution elections apply to the Plan:

Separation from Service/Vested Account Balance not exceeding $5,000. Subject to the limitations of Plan Section 6.01(A)(1), the Trustee will distribute in a lump sum (regardless of the Employer's election under Section 6.04) a separated Participant's Vested Account Balance not exceeding $5,000: (Choose one of (a) through (d))

[ ] (a) Immediate. As soon as administratively practicable following the Participant's Separation from Service.

[ ]  (b)  Designated Plan Year. As soon as administratively practicable in the
                Plan Year beginning after the Participant's Separation from
          ------
          Service.

[ ]  (c)  Designated Plan Year quarter. As soon as administratively
          practicable in the              Plan Year quarter beginning after
                             -------------
          the Participant's Separation from Service.

[X]  (d)  Designated distribution. As soon as administratively practicable in
          the:   Plan Year in which the Participant attains Normal Retirement
          Age or age 55 with 10 years of service and otherwise in the first Plan Year following the Participant's Separation from Service. [Note: The designated distribution time must be the same for all Participants, be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code Section
401(a)(4).]

Separation from Service/Vested Account Balance exceeding $5,000. A separated Participant whose Vested Account Balance exceeds $5,000 may elect to commence distribution of his/her Vested Account Balance no earlier than: (Choose one of (e) through (i). Choose (j) if applicable)

[ ] (e) Immediate. As soon as administratively practicable following the Participant's Separation from Service.

[ ]  (f)  Designated Plan Year. As soon as administratively practicable in the
          Plan Year beginning after the Participant's Separation from Service.

[ ]  (g)  Designated Plan Year quarter. As soon as administratively
          practicable in the              Plan Year quarter following
                             ------------
          the Plan Year quarter in which the Participant elects to receive a distribution.

[ ] (h) Normal Retirement Age. As soon as administratively practicable after the close of the Plan Year in which the Participant attains Normal Retirement Age and within the time required under Plan Section 6.01(A)(2).

[X] (i) Designated distribution. As soon as administratively practicable in the: Plan Year in which the Participant attains Normal Retirement Age or age 55 with 10 years of service and otherwise in the first Plan Year following the Participant's Separation from Service. [Note: The designated distribution time must be the same for all Participants, be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code Section
401(a)(4).]

[ ]  (j)  Limitation on Participant's right to delay distribution. A
          Participant may not elect to delay commencement of distribution of his/her Vested Account Balance beyond the later of attainment of age 62 or Normal Retirement Age. [Note: If the Employer does not elect
          (j), the Plan permits a Participant who has Separated from Service to delay distribution until his/her required beginning date. See Plan Section 6.01(A)(2).]

Participant elections prior to Separation from Service. A Participant, prior to Separation from Service may elect any of the following distribution options in accordance with Plan Section 6.01(C). (Choose (k) or choose one or more of (l) through (o) as applicable). [Note: If the Employer elects any in-service distributions option, a Participant may elect to receive one in-service distribution per Plan Year unless the Plan's in-service distribution form provides for more frequent in-service distributions.]

[ ] (k) None. A Participant does not have any distribution option prior to Separation from Service, except as may be provided under Plan
          Section 6.01(C).

[X] (l) Deferral contributions. Distribution of all or any portion (as permitted by the Plan) of a Participant's Account Balance attributable to deferral contributions if: (Choose one or more of (1), (2) or (3) as applicable)

    [X] (1) Hardship (safe harbor hardship rule). The Participant has incurred a hardship in accordance with Plan Sections 6.09 and 14.11(A).

    [ ]  (2)  Age. The Participant has attained age            (Must be at
                                                    -----------
              least age 59 1/2).

    [ ]  (3)  Disability. The Participant has incurred a Disability.

[ ] (m) Qualified nonelective contributions/qualified matching contributions/safe harbor contributions. Distribution of all or any portion of a Participant's Account Balance attributable to qualified nonelective contributions, to qualified matching contributions, or to 401(k) safe harbor contributions if: (Choose (1) or (2) or both as applicable)

    [ ]  (1)  Age. The Participant has attained age              (Must be at
                                                   -------------
              least age 59 1/2).

    [ ]  (2)  Disability. The Participant has incurred a Disability.

[X]  (n)  Nonelective contributions/regular matching contributions.
          Distribution of all or any portion of a Participant's
          Vested Account Balance attributable to nonelective contributions or to regular matching contributions if: (Choose one or more of (1) through (5))

    [ ] (1) Age/Service conditions. (Choose one or more of a. through d. as applicable):

          [ ]  a.  Age. The Participant has attained age             .
                                                         ------------

          [ ]  b.  Two-year allocations. The Plan Administrator has allocated the contributions to be distributed for a period of not
                   less than              Plan Years before the distribution

                             ------------
                   date. [Note: The minimum number of years is 2.]

          [ ]  c.  Five years of participation. The Participant has
                   participated in the Plan for at least      Plan Years.
                                                         -----
                   [Note: The minimum number of years is 5.]

          [ ]  d.  Vested. The Participant is        % Vested in his/her
                                              -------
                   Account Balance. See Plan Section 5.03(A). [Note: If an
                   Employer makes more than one election under Section
                   6.01(n)(1), a Participant must satisfy all conditions before the Participant is eligible for the distribution.]

    [ ] (2) Hardship. The Participant has incurred a hardship in accordance with Plan Section 6.09.

    [ ] (3) Hardship (safe harbor hardship rule). The Participant has incurred a hardship in accordance with Plan Sections 6.09 and 14.11(A).

    [ ]  (4)  Disability. The Participant has incurred a Disability.

    [ ]  (5)  Designated condition. The Participant has satisfied the
              following condition(s):             .
                                     -------------
              [Note: Any designated condition(s) must be the same for all Participants, be definitely determinable and not discriminate in favor of Highly Compensated Employees.]

[X] (o) Participant contributions. Distribution of all or any portion of a Participant's Account Balance attributable to the following Participant contributions described in Plan Section 4.01: (Choose one of (1), (2) or (3))

    [ ]  (1)  All Participant contributions.

    [ ]  (2)  Employee contributions only.

    [X]  (3)  Rollover contributions only.

Participant loan default/offset. See Section 6.08 of the Plan.

26. DISTRIBUTION METHOD (6.03). A separated Participant whose Vested Account Balance exceeds $5,000 may elect distribution under one of the following method(s) of distribution described in Plan Section 6.03: (Choose one or more of (a) through (d) as applicable)

[X]  (a)  Lump sum.

[ ]  (b)  Installments.

[X]  (c)  Installments for required minimum distributions only.

[ ]  (d)  Annuity distribution option(s):              .
                                         --------------
          [Note: Any optional method of distribution may not be subject to Employer, Plan Administrator or Trustee discretion.]

27. JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Plan Section 6.04: (Choose one of (a) or (b))

[X] (a) Profit sharing plan exception. Do not apply to a Participant, unless the Participant is a Participant described in Section 6.04(H) of the Plan.

[ ]  (b)  Applicable. Apply to all Participants.

                                ARTICLE IX
       PLAN ADMINISTRATOR - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

28. ALLOCATION OF NET INCOME, GAIN OR LOSS (9.08). For each type of contribution provided under the Plan, the Plan allocates net income, gain or loss using the following method: (Choose one or more of (a) through (e) as applicable)

[X] (a) Deferral contributions/Employee contributions. (Choose one or more of (1) through (5) as applicable)

    [ ] (1) Daily valuation method. Allocate on each business day of the Plan Year during which Plan assets for which there is an established market are valued and the Trustee is conducting business.

    [ ] (2) Balance forward method. Allocate using the balance forward method.

    [ ]  (3)  Weighted average method. Allocate using the weighted average
              method, based on the following weighting period:             .
                                                              -------------
              See Plan Section 14.12.

    [X] (4) Balance forward method with adjustment. Allocate pursuant to the balance forward method, except treat as part of the relevant Account at the beginning of the valuation period 50% of the contributions made during the following valuation period: Plan Year quarter.

    [ ] (5) Individual account method. Allocate using the individual account method. See Plan Section 9.08.

          [ ] (b) Matching contributions. (Choose one or more of (1) through (5) as applicable)

    [ ] (1) Daily valuation method. Allocate on each business day of the Plan Year during which Plan assets for which there is an established market are valued and the Trustee is conducting business.

    [ ] (2) Balance forward method. Allocate using the balance forward method.

    [ ]  (3)  Weighted average method. Allocate using the weighted average
              method, based on the following weighting period:             .
                                                              -------------
              See Plan Section 14.12.

    [ ]  (4)  Balance forward method with adjustment. Allocate pursuant to the balance forward method, except treat as part of the relevant
              Account at the beginning of the valuation period      % of the
                                                               -----
              contributions made during the following valuation period:      .
                                                                       ------

    [ ] (5) Individual account method. Allocate using the individual account method. See Plan Section 9.08.

[X] (c) Employer nonelective contributions. (Choose one or more of (1) through (5) as applicable)

    [ ] (1) Daily valuation method. Allocate on each business day of the Plan Year during which Plan assets for which there is an established market are valued and the Trustee is conducting business.

    [X] (2) Balance forward method. Allocate using the balance forward method.

    [ ]  (3)  Weighted average method. Allocate using the weighted average
              method, based on the following weighting period:             .
                                                              -------------
              See Plan Section 14.12.

    [ ]  (4)  Balance forward method with adjustment. Allocate pursuant to the balance forward method, except treat as part of the relevant
              Account at the beginning of the valuation period       % of the
                                                               ------
              contributions made during the following valuation period:      .
                                                                       ------

    [ ] (5) Individual account method. Allocate using the individual account method. See Plan Section 9.08.

[X]  (d)  Specified method. Allocate pursuant to the following method:  For
          Rollover contributions the Plan allocates net income, gain or loss using the balance forward method with adjustment. The Plan will treat as part of the relevant account at the beginning of the valuation period 50% of the Rollover contributions made during the quarter by valuation periods.
          [Note: The specified method must be a definite predetermined formula which is not based on Compensation, which satisfies the nondiscrimination requirements of Treas. Reg. Section 1.401(a)(4)
and which
          is applied uniformly to all Participants.]

[ ]  (e)  Interest rate factor. In accordance with Plan Section 9.08(E), the
          Plan includes interest at the following rate on distributions made
          more than 90 days after the most recent valuation date:           .
                                                                 -----------

                                    ARTICLE X
                   TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

29. INVESTMENT POWERS (10.03). The following additional investment options or limitations apply under Plan Section 10.03: N/A. [Note: Enter "N/A" if not applicable.]

30. VALUATION OF TRUST (10.15). In addition to the last day of the Plan Year, the Trustee must value the Trust Fund on the following valuation date(s): (Choose one of (a) through (d))

[ ] (a) Daily valuation dates. Each business day of the Plan Year on which Plan assets for which there is an established market are valued and the Trustee is conducting business.

[X] (b) Last day of a specified period. The last day of each quarter of the Plan Year.

[ ]  (c)  Specified dates:             .
                           ------------

[ ]  (d)  No additional valuation dates.

                               Execution Page

     The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) has signified its acceptance, on: 23rd of April 2002.

                              Name of Employer:   Timberland Bank
                              Employer's EIN:     91-0260220
                              Signed:/s/ Dean J. Brydon
                                     -------------------------------------
                                     Dean J. Brydon, CFO
                                     -------------------------------------
                                                              [Name/Title]
                              Name(s) of Trustee:
                                         U.S. Bank, N.A
                                     -------------------------------------
                                      /s/ Paul Schea
                                     -------------------------------------
                                     Paul Schea, VP
                                     -------------------------------------

                              Trust EIN (Optional):

                                     -------------------------------------

                              Signed:
                                     -------------------------------------

                                     -------------------------------------
                                                              [Name/Title]
                              Signed:
                                     -------------------------------------

                                     -------------------------------------
                                                              [Name/Title]

                              Signed:
                                     -------------------------------------

                                     -------------------------------------
                                                              [Name/Title]

                              Name of Custodian (Optional):

                                     -------------------------------------

                              Signed:
                                     -------------------------------------

                                     -------------------------------------
                                                              [Name/Title]

31. Plan Number. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The Employer only may use this Adoption Agreement in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one.

Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement
Section(s)                 effective                         , by substitute
          -----------------           -----------------------
Adoption Agreement page number(s)               .
                                  --------------

Prototype Plan Sponsor. The Prototype Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of any amendment of this Prototype Plan or of any abandonment or discontinuance by the Prototype Plan Sponsor of its maintenance of this Prototype Plan. For inquiries regarding the adoption of the Prototype Plan, the Prototype Plan Sponsor's intended meaning of any Plan provisions or the effect of the opinion letter issued to the Prototype Plan Sponsor, please contact the Prototype Plan Sponsor at the following address and telephone number: 11808 Northup Way #W301, Bellevue, WA 98005 (425) 803-0281

Reliance on Sponsor Opinion Letter. The Prototype Plan Sponsor has obtained from the IRS an opinion letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the opinion letter, Code Section 401. An adopting Employer may rely on the Prototype Sponsor's IRS opinion letter only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the Internal Revenue Service.

                                  APPENDIX A
                   TESTING ELECTIONS/EFFECTIVE DATE ADDENDUM

32.  The following testing elections and special effective dates apply:
(Choose one or more of (a) through (n) as applicable)

[ ]  (a)  Highly Compensated Employee (1.14). For Plan Years beginning after
                 , the Employer makes the following election(s) regarding the
          -------
          definition of Highly Compensated Employee:
             (1)  [ ]  Top paid group election.
             (2)  [ ]  Calendar year data election (fiscal year plan).

[ ]  (b)  401(k) current year testing. The Employer will apply the current year testing method in applying the ADP and ACP tests effective for
          Plan Years beginning after:             . [Note: For Plan Years
                                     -------------
          beginning on or after the Employer's execution of its "GUST" restatement, the Employer must use the same testing method within the same Plan Year for both the ADP and ACP tests.]

[X] (c) Compensation. The Compensation definition under Section 1.07 will apply for Plan Years beginning after: September 30, 2001.

[ ]  (d)  Election not to participate. The election not to participate under
          Section 2.06 is effective:             .
                                    -------------

[X]  (e)  401(k) safe harbor. The 401(k) safe harbor provisions under Section
          3.01(d) are effective: October 1, 2002.

[ ]  (f)  Negative election. The negative election provision under Section
          3.02(b) is effective:             .
                               -------------

[ ]  (g)  Contribution/allocation formula. The specified contribution(s) and allocation method(s) under Sections 3.01 and 3.04 are effective:
                   .
          ---------

[ ]  (h)  Allocation conditions. The allocation conditions of Section 3.06 are
          effective:             .
                    -------------

[ ]  (i)  Benefit payment elections. The distribution elections of Section(s)
          are effective:             .
                        -------------

[ ]  (j)  Election to continue pre-SBJPA required beginning date.  A
          Participant may not elect to defer commencement of the distribution of his/her Vested Account Balance beyond the April 1 following the calendar year in which the Participant attains age 70 1/2. See Plan
          Section 6.02(A).

[ ]  (k)  Elimination of age 70 1/2 in-service distributions. The Plan eliminates a Participant's (other than a more than 5% owner) right to receive in-service distributions on April 1 of the calendar year following the year in which the Participant attains age 70 1/2 for
          Plan Years beginning after:             .
                                     -------------

[ ]  (l)  Allocation of earnings. The earnings allocation provisions under
          Section 9.08 are effective:             .
                                     -------------

[ ] (m) Elimination of optional forms of benefit. The Employer elects prospectively to eliminate the following optional forms of benefit:
          (Choose one or more of (1), (2) and (3) as applicable)

    [ ]  (1)  QJSA and QPSA benefits as described in Plan Sections 6.04, 6.05
              and 6.06 effective:             .
                                 -------------

    [ ]  (2) Installment distributions as described in Section 6.03 effective:
                       .
             ----------

    [ ]  (3)  Other optional forms of benefit (Any election to eliminate must be consistent with Treas. Reg. Section 1.411(d)-4) :
..
                                                           -------------

[X] (n) Special effective date(s): (1) Deferral Contributions permitted under Section 3.01(a) are effective for Play Years beginning October 1, 2000. (2) The limitation on amount of Deferral Contributions specified under Section 3.02(a)(3) is effective for Plan Years beginning October 1, 2002.

     For periods prior to the above-specified special effective date(s), the Plan terms in effect prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special effective date may not result in the delay of a Plan provision beyond the permissible effective date under any applicable law.

                                 APPENDIX B
                GUST Remedial Amendment Period Elections

33. The following GUST restatement elections apply: (Choose one or more of (a) through (j) as applicable)

[ ] (a) Highly Compensated Employee elections. The Employer makes the following remedial amendment period elections with respect to the Highly Compensated Employee definition:

   (1) 1997: [ ] Top paid group election.   [ ] Calendar year election.
             [ ] Calendar year data election.
   (2) 1998: [ ] Top paid group election.   [ ] Calendar year data election.
   (3) 1999: [ ] Top paid group election.   [ ] Calendar year data election.
   (4) 2000: [ ] Top paid group election.   [ ] Calendar year data election.
   (5) 2001: [ ] Top paid group election.   [ ] Calendar year data election.
   (6) 2002: [ ] Top paid group election.   [ ] Calendar year data election.

[X] (b) 401(k) testing methods. The Employer makes the following remedial amendment period elections with respect to the ADP test and the ACP test: [Note: The Employer may use a different testing method for the ADP and ACP tests through the end of the Plan Year in which the Employer executes its GUST restated Plan.]

                    ADP test                          ACP test
(1) 1997: [ ]prior year [ ]current year   1997: [ ]prior year [ ]current year
(2) 1998: [ ]prior year [ ]current year   1998: [ ]prior year [ ]current year
(3) 1999: [ ]prior year [ ]current year   1999: [ ]prior year [ ]current year
(4) 2000: [X]prior year [ ]current year   2000: [ ]prior year [ ]current year
(5) 2001: [X]prior year [ ]current year   2001: [ ]prior year [ ]current year
(6) 2002: [ ]prior year [ ]current year   2002: [ ]prior year [ ]current year

[ ]  (c)  Delayed application of SBJPA required beginning date. The Employer elects to delay the effective date for the required beginning date provision of Plan Section 6.02 until Plan Years beginning after:
                     .
          -----------

[ ]  (d)  Model Amendment for required minimum distributions. The Employer adopts the IRS Model Amendment in Plan Section 6.02(E) effective
                      . [Note: The date must not be earlier than January 1,
          ------------
          2001.]

Defined Benefit Limitation

[ ] (e) Code Section 415(e) repeal. The repeal of the Code Section 415(e) limitation is
          effective for Limitation Years beginning after             . [Note:
                                                         ------------
          If the Employer does not make an election under (e), the repeal is effective for Limitation Years beginning after December 31, 1999.]

Code Section 415(e) limitation. To the extent necessary to satisfy the limitation under Plan Section 3.17 for Limitation Years beginning prior to the repeal of Code Section 415(e), the Employer will reduce: (Choose one of (f) or (g))

[ ] (f) The Participant's projected annual benefit under the defined benefit plan.

[ ] (g) The Employer's contribution or allocation on behalf of the Participant to the defined contribution plan and then, if necessary, the Participant's projected annual benefit under the defined benefit plan.

Coordination with top-heavy minimum allocation. The Plan Administrator will apply the top-heavy minimum allocation provisions of Article XII with the following modifications: (Choose (h) or choose (i) or (j) or both as applicable)

[ ]  (h)  No modifications.

[ ]  (i)  For Non-Key Employees participating only in this Plan, the top-heavy minimum allocation is the minimum allocation determined by
          substituting         % (not less than 4%) for "3%," except: (Choose
                       --------
          one of (1) or (2))
    [ ]  (1)  No exceptions.
    [ ]  (2)  Plan Years in which the top-heavy ratio exceeds 90%.

[ ]  (j)  For Non-Key Employees also participating in the defined benefit plan, the top-heavy minimum is: (Choose one of (1) or (2))
    [ ]  (1)  5% of Compensation irrespective of the contribution rate of any
              Key Employee: (Choose one of a. or b.)
          [ ] a. No exceptions.
          [ ] b. Substituting "7 1/2%" for "5%" if the top-heavy ratio does not exceed 90%.
    [ ] (2) 0%. [Note: The defined benefit plan must satisfy the top-heavy minimum benefit requirement for these Non-Key Employees.]

Actuarial assumptions for top-heavy calculation. To determine the top-heavy ratio, the Plan Administrator will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan:
          .
----------

                    CHECKLIST OF EMPLOYER INFORMATION
                  AND EMPLOYER ADMINISTRATIVE ELECTIONS

Commencing with the 2001 Plan Year

     The Prototype Plan permits the Employer to make certain administrative elections not reflected in the Adoption Agreement. This form lists those administrative elections and provides a means of recording the Employer's elections. This checklist is not part of the Plan document

34.   Employer Information.
Timberland Bank
-----------------------------------------------------------------------------
[Employer Name]
P.O. Box 697
-----------------------------------------------------------------------------
[Address]
Hoquiam, Washington 98550                 (360) 533-4745
----------------------------------        -----------------------------------
[City, State and Zip Code]                [Telephone Number]

35.   Form of Business.

    (a) [X] Corporation                  (b) [ ] S Corporation
    (c) [ ] Limited Liability Company    (d) [ ] Sole Proprietorship
    (e) [ ] Partnership                  (f) [ ]
                                                 -------------

36. Section 1.07(F) - Nondiscriminatory definition of Compensation. When testing nondiscrimination under the Plan, the Plan permits the Employer to make elections regarding the definition of Compensation. [Note: This election solely is for purposes of nondiscrimination testing. The election does not affect the Employer's elections under Section 1.07 which apply for purposes of allocating Employer contributions and Participant forfeitures.]

(a)  [X]  The Plan will "gross up" Compensation for Elective Contributions.

(b)  [ ]  The Plan will exclude Elective Contributions.

37.   Section 4.04 - Rollover contributions.

(a)  [X]  The Plan accepts rollover contributions.

(b)  [ ]  The Plan does not accept rollover contributions.

38. Section 8.06 - Participant direction of investment/404(c). The Plan authorizes Participant direction of investment with Trustee consent. If the Trustee permits Participant direction of investment, the Employer and the Trustee should adopt a policy which establishes the applicable conditions and limitations, including whether they intend the Plan to comply with ERISA
Section 404(c).

(a) [ ] The Plan permits Participant direction of investment and is a 404(c) plan.

(b) [X] The Plan does not permit Participant direction of investment or is a non-404(c) plan.

39. Section 9.04[A] - Participant loans. The Plan authorizes the Plan Administrator to adopt a written loan policy to permit Participant loans.

(a) [ ] The Plan permits Participant loans subject to the following conditions:

    (1)  [ ]  Minimum loan amount: $        .
                                   --------

    (2)  [ ]  Maximum number of outstanding loans:              .
                                                  --------------

    (3)  [ ]  Reasons for which a Participant may request a loan:
          a.  [ ]  Any purpose.
          b.  [ ]  Hardship events.
          c.  [ ]  Other:              .
                         --------------
    (4)  [ ]  Suspension of loan repayments:
          a.  [ ]  Not permitted.
          b.  [ ]  Permitted for non-military leave of absence.
          c.  [ ]  Permitted for military service leave of absence.
    (5)  [ ]  The Participant must be a party in interest.

(b)  [X]  The Plan does not permit Participant loans.

40. Section 11.01 - Life insurance. The Plan with Employer approval authorizes the Trustee to acquire life insurance.

(a)  [ ]  The Plan will invest in life insurance contracts.

(b)  [X]  The Plan will not invest in life insurance contracts.

41.   Surety bond company:              . Surety bond amount:  $
                          --------------                        --------

                                   EGTRRA
                              AMENDMENT TO THE

                              TIMBERLAND BANK
                        401(K) PROFIT SHARING PLAN

                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2 Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to Section 5.01 of Revenue Procedure 2000-20 (or pursuant to the corresponding provision in Revenue Procedure 89-9 or Revenue Procedure 89-13), the sponsor hereby adopts this amendment on behalf of all adopting employers.

1.3 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                  ARTICLE II
                        ADOPTION AGREEMENT ELECTIONS
-----------------------------------------------------------------------------
The questions in this Article II only need to be completed in order to override the default provisions set forth below. If all of the default provisions will apply, then these questions should be skipped.

Unless the employer elects otherwise in this Article II, the following defaults apply:
1) The vesting schedule for matching contributions will be a 6 year graded schedule (if the plan currently has a graded schedule that does not satisfy EGTRRA) or a 3 year cliff schedule (if the plan currently has a cliff schedule that does not satisfy EGTRRA), and such schedule will apply to all matching contributions (even those made prior to 2002).
2) Rollovers are automatically excluded in determining whether the $5,000 threshold has been exceeded for automatic cash-outs (if the plan is not subject to the qualified joint and survivor annuity rules and provides for automatic cash-outs). This is applied to all participants regardless of when the distributable event occurred.
3) The suspension period after a hardship distribution is made will be 6 months and this will only apply to hardship distributions made after 2001.
4)  Catch-up contributions will be allowed.
5) For target benefit plans, the increased compensation limit of $200,000 will be applied retroactively (i.e., to years prior to 2002).

-----------------------------------------------------------------------------

2.1   Vesting Schedule for Matching Contributions

      If there are matching contributions subject to a vesting schedule that does not satisfy EGTRRA, then unless otherwise elected below, for participants who complete an hour of service in a plan year beginning after December 31, 2001, the following vesting schedule will apply to all matching contributions subject to a vesting schedule:

      If the plan has a graded vesting schedule (i.e., the vesting schedule includes a vested percentage that is more than 0% and less than 100%) the following will apply:

           Years of vesting service        Nonforfeitable percentage

                     2                                20%
                     3                                40%
                     4                                60%
                     5                                80%
                     6                               100%

      If the plan does not have a graded vesting schedule, then matching contributions will be nonforfeitable upon the completion of 3 years of vesting service.

      In lieu of the above vesting schedule, the employer elects the following schedule:
      a. [ ] 3 year cliff (a participant's accrued benefit derived from employer matching contributions shall be nonforfeitable upon the participant's completion of three years of vesting service).
      b. [ ] 6 year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).
      c.  [ ]  Other (must be at least as liberal as a. or the b. above):

            Years of vesting service        Nonforfeitable percentage

                   -------                         ---------%
                   -------                         ---------%
                   -------                         ---------%
                   -------                         ---------%
                   -------                         ---------%

      The vesting schedule set forth herein shall only apply to participants who complete an hour of service in a plan year beginning after December 31, 2001, and, unless the option below is elected, shall apply to all matching contributions subject to a vesting schedule.
      d. [ ] The vesting schedule will only apply to matching contributions made in plan years beginning after December 31, 2001 (the prior schedule will apply to matching contributions made in prior plan years).

2.2 Exclusion of Rollovers in Application of Involuntary Cash-out Provisions (for profit sharing and 401(k) plans only). If the plan is not subject to the qualified joint and survivor annuity rules and includes involuntary cash-out provisions, then unless one of the options below is elected, effective for distributions made after December 31, 2001, rollover contributions will be excluded in determining the value of the participant's nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.
      a.  [ ]  Rollover contributions will not be excluded.
      b.  [ ]  Rollover contributions will be excluded only with respect to
               distributions made after             . (Enter a date no earlier
                                        ------------
               than December 31, 2001.)
      c.  [ ]  Rollover contributions will only be excluded with respect to
               participants who separated from service after             .
                                                             ------------
               (Enter a date. The date may be earlier than December 31, 2001.)

2.3 Suspension period of hardship distributions. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then, unless the option below is elected, the suspension period following a hardship distribution shall only apply to hardship distributions made after December 31, 2001.
      [ ] With regard to hardship distributions made during 2001, a participant shall be prohibited from making elective deferrals and employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

2.4 Catch-up contributions (for 401(k) profit sharing plans only): The plan permits catch-up contributions (Article VI) unless the option below is elected.
      [ ]  The plan does not permit catch-up contributions to be made.

2.5 For target benefit plans only: The increased compensation limit ($200,000 limit) shall apply to years prior to 2002 unless the option below is elected.
      [ ] The increased compensation limit will not apply to years prior to 2002.

                                 ARTICLE III
                      VESTING OF MATCHING CONTRIBUTIONS

3.1 Applicability. This Article shall apply to participants who complete an Hour of Service after December 31, 2001, with respect to accrued benefits derived from employer matching contributions made in plan years beginning after December 31, 2001. Unless otherwise elected by the employer in Section 2.1 above, this Article shall also apply to all such participants with respect to accrued benefits derived from employer matching contributions made in plan years beginning prior to January 1, 2002.

3.2 Vesting schedule. A participant's accrued benefit derived from employer matching contributions shall vest as provided in Section 2.1 of this amendment.

                                   ARTICLE IV
                             INVOLUNTARY CASH-OUTS

4.1 Applicability and effective date. If the plan provides for involuntary cash-outs of amounts less than $5,000, then unless otherwise elected in
      Section 2.2 of this amendment, this Article shall apply for distributions made after December 31, 2001, and shall apply to all participants. However, regardless of the preceding, this Article shall not apply if the plan is subject to the qualified joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code.

4.2 Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of the Sections of the plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
      the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, then the plan shall immediately distribute the participant's entire nonforfeitable account balance.

                                  ARTICLE V
                           HARDSHIP DISTRIBUTIONS

5.1 Applicability and effective date. If the plan provides for hardship distributions upon satisfaction of the safe harbor (deemed) standards as set forth in Treas. Reg. Section 1.401(k)-1(d)(2)(iv), then this Article shall apply for calendar years beginning after 2001.

5.2 Suspension period following hardship distribution. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. Furthermore, if elected by the employer in Section 2.3 of this amendment, a participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans until the later of January 1, 2002, or 6 months after receipt of the distribution.

                                   ARTICLE VI
                            CATCH-UP CONTRIBUTIONS

Catch-up Contributions. Unless otherwise elected in Section 2.4 of this amendment, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

                                     ARTICLE VII
                          INCREASE IN COMPENSATION LIMIT

Increase in Compensation Limit. The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). If this is a target benefit plan, then except as otherwise elected in Section 2.5 of this amendment, for purposes of determining benefit accruals in a plan year beginning after December 31, 2001, compensation for any prior determination period shall be limited to $200,000. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

                                    ARTICLE VIII
                                     PLAN LOANS

Plan loans for owner-employees or shareholder-employees. If the plan permits loans to be made to participants, then effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

                                     ARTICLE IX
               LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

9.1 Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

9.2 Maximum annual addition. Except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

      a.  $40,000, as adjusted for increases in the cost-of-living under
          Section 415(d) of the Code, or

      b.  100 percent of the participant's compensation, within the meaning of
          Section 415(c)(3) of the Code, for the limitation year.

      The compensation limit referred to in b. shall not apply to any contribution for medical benefits after separation from service
      (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

                                  ARTICLE X
                       MODIFICATION OF TOP-HEAVY RULES

10.1 Effective date. This Article shall apply for purposes of determining whether the plan is a top-heavy plan under

       Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Article amends the top-heavy provisions of the plan.

10.2   Determination of top-heavy status.

10.2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

10.2.2 Determination of present values and amounts. This Section 10.2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

       a. Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under
           Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

       b. Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

10.3   Minimum benefits.

10.3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

10.3.2 Contributions under other plans. The employer may provide, in an addendum to this amendment, that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met). The addendum should include the name of the other plan, the minimum benefit that will be provided under such other plan, and the employees who will receive the minimum benefit under such other plan.

                                  ARTICLE XI
                               DIRECT ROLLOVERS

11.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

11.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions of the plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

11.3 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

11.4 Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.

       However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                                ARTICLE XII
                       ROLLOVERS FROM OTHER PLANS

Rollovers from other plans. The employer, operationally and on a nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this plan.

                              ARTICLE XIII
                      REPEAL OF MULTIPLE USE TEST

Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the plan shall not apply for plan years beginning after December 31, 2001.

                               ARTICLE XIV
                           ELECTIVE DEFERRALS

14.1 Elective Deferrals - Contribution Limitation. No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under
       Article VI of this amendment and Section 414(v) of the Code, if applicable.

14.2 Maximum Salary Reduction Contributions for SIMPLE plans. If this is a SIMPLE 401(k) plan, then except to the extent permitted under Article VI of this amendment and Section 414(v) of the Code, if applicable, the maximum salary reduction contribution that can be made to this plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the calendar year.

                                ARTICLE XV
                       SAFE HARBOR PLAN PROVISIONS

Modification of Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

                                ARTICLE XVI
                DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

16.1 Effective date. This Article shall apply for distributions and transactions made after December 31, 2001, regardless of when the severance of employment occurred.

16.2 New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.


This amendment has been executed this 23rd  day of     April       , 2002.
                                      -----        ---------------  -----

Name of Employer: Timberland Bank
                 ---------------------

By: /s/ Dean J. Brydon
   -----------------------------------
                EMPLOYER

Name of Plan: Timberland Bank 401(k) Profit Sharing Plan

                                      6

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